Exhibit 99.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Annual Report on Form 10-K for the Year Ended January 4, 2003 (the “Report”) by Fossil, Inc. (“Registrant”), the undersigned hereby certifies that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

/s/ Kosta N. Kartsotis

Kosta N. Kartsotis

Director, President and Chief
Date: April 4, 2003	Executive Officer

A signed original of this written statement required by Section 906 has been provided to Fossil, Inc. and will be maintained by Fossil, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.